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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 1998, relating to the consolidated financial statements of American Realty Trust, Inc. for the year ended December 31, 1997.

We also consent to the references to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO SEIDMAN, LLP
                                             -------------------------
                                                 BDO Seidman, LLP


Dallas, Texas
December 2, 1998